Exhibit 8.1

List of Subsidiaries of Grupo Aeroportuario del Pacífico, S.A.B. de C.V.

(as of December 31, 2009)

Name of Company	Jurisdiction of Organization	Percentage Owned(1)	Description

Aeropuerto de Guadalajara, S.A. de C.V.	Mexico	100%	Holds concession for Guadalajara International Airport

Aeropuerto de Tijuana, S.A. de C.V.	Mexico	100%	Holds concession for Tijuana International Airport

Aeropuerto de Puerto Vallarta, S.A. de C.V.	Mexico	100%	Holds concession for Puerto Vallarta International Airport

Aeropuerto de San José del Cabo, S.A. de C.V.	Mexico	100%	Holds concession for Los Cabos International Airport

Aeropuerto de Hermosillo, S.A. de C.V.	Mexico	100%	Holds concession for Hermosillo International Airport

Aeropuerto del Bajío, S.A. de C.V.	Mexico	100%	Holds concession for Guanajuato International Airport

Aeropuerto de Morelia, S.A. de C.V.	Mexico	100%	Holds concession for Morelia International Airport

Aeropuerto de La Paz, S.A. de C.V.	Mexico	100%	Holds concession for La Paz International Airport

Aeropuerto de Aguascalientes, S.A. de C.V.	Mexico	100%	Holds concession for Aguascalientes International Airport

Aeropuerto de Mexicali, S.A. de C.V.	Mexico	100%	Holds concession for Mexicali International Airport

Aeropuerto de Los Mochis, S.A. de C.V.	Mexico	100%	Holds concession for Los Mochis International Airport

Aeropuerto de Manzanillo, S.A. de C.V.	Mexico	100%	Holds concession for Manzanillo International Airport

Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V.	Mexico	100%	Provider of administrative services to our other subsidiaries

Corporativo de Servicios Aeroportuarios, S.A. de C.V.	Mexico	100%	Provider of operational services to our other subsidiaries

Puerta Cero Parking, S.A. de C.V.	Mexico	100%	Provider of car parking administration services to our other subsidiaries

(1)	Grupo Aeroportuario del Pacífico, S.A.B. de C.V. directly holds 99.99% of the shares in each of our subsidiaries. The remaining shares of Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V. are held by Aeropuerto de Guadalajara, S.A. de C.V., while the remaining shares of our other subsidiaries are held by Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V. As a result, Grupo Aeroportuario del Pacífico, S.A.B. de C.V. directly or indirectly holds 100% of the shares of each of our subsidiaries.